UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2016
MOHAWK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	01-13697	52-1604305
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 South Industrial Blvd., Calhoun, Georgia	30701
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (706) 629-7721

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act CFR 240.17R 240.13e-4(c))

 Item 5.07 Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Stockholders of Mohawk Industries, Inc. (the "Company") was held on May 19, 2016, at which time stockholders were asked to elect a class of directors to serve a three-year term beginning in 2016, ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016, and make a non-binding, advisory vote with respect to the compensation of the Company’s Named Executive Officers, as disclosed and discussed in the compensation discussion and analysis, compensation tables and any related material disclosed in the proxy statement.

(1) Votes regarding the election of the following persons as directors for a three-year term beginning in 2016 were as follows:

Name	Votes For	Votes Withheld	Abstain	Broker Non-vote
Joseph A. Onorato	61,553,050	113,124	4,972	2,186,630
William H. Runge III	61,552,802	113,197	5,147	2,186,630
W. Christopher Wellborn	59,010,764	2,655,333	5,048	2,186,631

(2) Votes regarding ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016, were as follows:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
63,507,563	343,600	6,613	0

(3) Votes regarding the non-binding, advisory vote with respect to the compensation of the Company’s Named Executive Officers, were as follows:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
60,800,273	856,072	14,800	2,186,631

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mohawk Industries, Inc.

Date: May 20, 2016	By:	/s/ R. David Patton
R. David Patton
Vice President-Business Strategy, General Counsel and Secretary